UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 29, 2004

Gen-Probe Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-49834 (Commission File Number)	33-0044608 (I.R.S. Employer Identification No.)

10210 Genetic Center Drive
San Diego, CA 92121
(Address of Principal Executive Offices)

(858) 410-8000

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

     On December 29, 2004, Gen-Probe Incorporated (“Gen-Probe”) entered into a License Agreement (“Agreement”) effective as of December 30, 2004 (“Effective Date”) with AdnaGen AG (“AdnaGen”). Pursuant to the terms of the Agreement, Gen-Probe will pay AdnaGen license fees of $1,000,000 within 30 days of the Effective Date, and $750,000 on the later of February 1, 2006 or upon issuance to AdnaGen of a patent containing valid claims that cover products licensed under the Agreement, in exchange for an exclusive license to Gen-Probe of AdnaGen technology for molecular diagnostic tests for prostate and bladder cancers. Pursuant to the Agreement, Gen-Probe also agreed to pay AdnaGen up to three milestone payments totaling an additional $2.25 million based on the occurrence of certain clinical, regulatory and/or commercial events. Gen-Probe also agreed to pay AdnaGen royalties on net sales of any products developed using AdnaGen’s technology. Additionally, Gen-Probe was granted options for a period of 18 months after the Effective Date to obtain exclusive licenses to use AdnaGen’s technology in molecular diagnostic tests for kidney, ovarian and cervical cancers. If Gen-Probe exercises any of these options, Gen-Probe will pay AdnaGen $250,000 for the exclusive license to each additional cancer product, as well as royalties on net sales of any of these additional cancer products developed using AdnaGen’s technology.

     In addition, Gen-Probe retains a three-year right of first negotiation to negotiate with AdnaGen on exclusive rights to molecular diagnostic tests for breast, colon and lung cancers in the event that AdnaGen proposes to grant to any third party a license to AdnaGen technology for use to detect any of these cancers.

     The Agreement will expire on the expiration of Gen-Probe’s obligation to pay royalties to AdnaGen under the Agreement. Gen-Probe may terminate the Agreement in its sole discretion upon 30 days prior written notice to AdnaGen, provided Gen-Probe has made any outstanding payments under the Agreement. Either party may terminate the Agreement for cause by written notice to the other party of an uncured material breach by the other party or if the other party is unable to pay its debts or enters into compulsory or voluntary liquidation.

     A copy of the press release we issued with respect to the execution of the Agreement is furnished with this current report as Exhibit 99.1.

Forward-Looking Statements

     Any statements in this current release about Gen-Probe’s expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and “would.” For example, statements concerning intellectual property, future development, the potential of the cancer diagnostics market, payment of license fees and royalties, clinical, regulatory and/or commercial milestones, and future growth are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections in the forward-looking statement include, but are not limited to: (i) the risk that AdnaGen’s intellectual property will be infringed or invalidated, (ii) the risk that Gen-Probe’s development of cancer diagnostics will not be successful, (iii) the risk that the cancer diagnostics market may not grow as expected, (iv) the risk that Gen-Probe may not be able to maintain its current corporate collaborations, including with AdnaGen, or enter into new ones, and (v) the risk that Gen-Probe may not enter new cancer diagnostic markets successfully or economically. For additional information about risks and uncertainties Gen-Probe faces and a discussion of Gen-Probe’s financial statements, see documents filed with the SEC, including the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004 and all periodic filings made with the SEC. Gen-Probe assumes no obligation and expressly disclaims any duty to update any forward-looking statement to reflect events or circumstances after the date of this current report or to reflect the occurrence of subsequent events.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
No.	Description
99.1	Press release of Gen-Probe Incorporated dated January 3, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gen-Probe Incorporated
	By:	/s/ R. William Bowen
Date: January 4, 2005		R. William Bowen
Vice President and General Counsel